UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Green Brick Partners, Inc.
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(Exact name of registrant as specified in its charter)

_______Delaware_______ (State or other jurisdiction of incorporation)	_______001-33530_ ____ (Commission File Number)	_____20-5952523_____ (I.R.S. Employer Identification Number)
2805 Dallas Parkway, Suite 400 ____Plano, Texas _____ (Address of principal executive offices)	_____ 75093_____ (Zip code)
Registrant’s telephone number, including area code: (469) 573-6763
3131 Harvard Ave., Suite 104
Dallas, Texas 75205
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2015, Green Brick Partners, Inc., a Delaware corporation (the “Company”), announced the appointment of Richard A. Costello as Vice President of Finance of the Company, effective as of January 15, 2015.

Since 2007, Mr. Costello, age 56, has been a private investor. From 1991 to 2007, Mr. Costello served as Chief Financial Officer and Chief Operating Officer of, and in other senior financial management roles at, GL Homes of Florida. Prior to joining GL Homes of Florida, Mr. Costello served as AVP-Finance of Paragon Group from 1983 to 1989 and as an auditor for KPMG from 1980 to 1983. Mr. Costello received a B.S. in accounting from the University of Central Florida and an M.B.A. from Northwestern University’s Kellogg School of Management. There are no family relationships between Mr. Costello and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Vice President of Finance of the Company, Mr. Costello entered into an employment agreement with the Company (the “Costello Employment Agreement”). The initial term of the Costello Employment Agreement is three years. Mr. Costello’s annual base salary is $300,000 and he will be eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals, such as EBITDA targets, approved by the Board of Directors of the Company. In the event that Mr. Costello’s employment is terminated by the Company without Cause (as defined in the Costello Employment Agreement) or Mr. Costello’s resignation for Good Reason (as defined in the Costello Employment Agreement), subject to Mr. Costello’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Mr. Costello with severance in an amount equal to one and one half times the sum of (x) his base salary and (y) his annual bonus for the year preceding the year of termination. Mr. Costello will not be entitled to severance upon the expiration of the term of employment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Costello will be subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

The foregoing description of the Costello Employment Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Costello Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 22, 2015, the Company issued a press release announcing the appointment of Mr. Costello as Vice President of Finance of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of January 15, 2015, between the Company and Richard A. Costello.
99.1	Press Release issued by Green Brick Partners, Inc., dated as of January 22, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Chief Executive Officer

Date:    January 22, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of January 15, 2015, between the Company and Richard A. Costello.
99.1	Press Release issued by Green Brick Partners, Inc., dated as of January 22, 2015.